UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) :  February 24, 2005

Union Pacific Corporation
(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of Principal Executive	(Zip Code)
Offices)

Registrant’s telephone number, including area code: (402) 544-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

Executive Incentive Plan

At its meeting on November 18, 2004, the Compensation and Benefits Committee (the Committee) of the Board of Directors (the Board) of the registrant, Union Pacific Corporation (the Company), approved and recommended, and the Board approved, a new Union Pacific Corporation Executive Incentive Plan (the EIP) to govern the award and payment of annual bonuses. The EIP, which is designed to ensure the deductibility under Section 162(m) of the Internal Revenue Code of annual incentive pay arrangements established with respect to the Company’s named executive officers, is subject to shareholder approval at the 2005 Annual Meeting of Shareholders and will be described in, and attached to, the Company’s proxy statement for the 2005 Annual Meeting.

Pursuant to the provisions of the EIP, on February 24, 2005, the Committee established, and the Board approved, the annual incentive program for executives for 2005. Under the program, an incentive pool will be established based on a formula tied to the achievement of certain targets based upon the Company’s measure of average network velocity and operating income growth. The amount payable to individual executives from the incentive pool will be based upon an evaluation of a combination of corporate and individual performance as appropriate for the position, including safety, customer satisfaction or other criteria. Amounts not paid to executives from the incentive pool in a particular year may be carried over to the next fiscal year. Any payment under the incentive program is subject to the terms of the EIP, under which the maximum amount payable for any year shall not exceed 0.25% of Operating Income (as defined in the EIP) for that year in the case of the Chief Executive Officer and shall not exceed 0.15% of Operating Income for that year in the case of any other executive.

Director Compensation

On February 24, 2005, the Board increased the annual retainer payable to non-employee directors of the Company, effective as of July 1, 2005, which is more fully described under Item 5.03 of this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 24, 2005, the Board of Directors of the Company elected James R. Young to serve as a director of the Company, effective March 1, 2005. Mr. Young is the President and Chief Operating Officer of Union Pacific Railroad Company (the Railroad), the principal operating subsidiary of the Company, and will replace Ivor J. (Ike) Evans, Vice Chairman of the Company, who will retire on February 28, 2005. Mr. Young will not serve on any board committees, and, other than service as an executive officer of the Railroad, there are no relationships or transactions between Mr. Young and the Company related or giving rise to his election.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a regular meeting of the Board of Directors of the Company held on February 24, 2005, the Board increased the annual retainer payable to the Company’s non-employee directors, effective July 1, 2005. The Board considered many factors, including the increased responsibilities of directors of public companies following the passage of the Sarbanes-Oxley Act of 2002 and other regulatory reforms initiated by the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). Expanded director and audit committee independence requirements of the SEC and the NYSE also have increased competition for qualified directors. With the assistance of a third-party consultant, the Board determined that the current retainer is lower than retainers at comparable companies and should be adjusted to ensure that the Company continues to attract and retain qualified directors. In addition, the Company’s Corporate Governance Guidelines and Policies require director compensation to be between the median and the seventy-fifth percentile of compensation at comparable companies. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors increased the annual retainer payable to non-employee directors from $90,000 to $120,000 and increased the retainer for members of the Audit Committee by an additional $10,000, reflecting the expanded role, responsibilities and activities of public company audit committees. These increases will be effective as of July 1, 2005. Each non-employee director is still required to defer $45,000 of the annual retainer in the form of stock units, which are payable only upon termination of service as a director, in accordance with the Company’s Stock Unit Grant and Deferred Compensation Plan for the Board of Directors.

Compensation of the Company’s non-employee directors is governed by the By-Laws of the Company. Therefore, the Board of Directors authorized and directed the Company to amend the provision of its By-Laws regarding the payment of annual retainers to non-employee directors, effective July 1, 2005. Article II, Section 4, of the By-Laws provides, prior to amendment, that (i) directors of the Company receive a retainer of $90,000, a portion of which may be required to be deferred as determined by the Board of Directors, (ii) Committee Chairs or Co-Chairs will receive an additional annual retainer of $15,000, and (iii) the retainer be reduced to 75% if any director attends fewer than 75% of the meetings. The following excerpt is the amended and restated Article II, Section 4, of the By-Laws, which will become effective on July 1, 2005:

“Each director, other than active employees of the Company, or of any subsidiary of the Company, shall be paid an annual retainer in an amount equal to $120,000, a portion of which may be required to be deferred as determined by the Board of Directors. Each director who shall serve as the Chair or a Co-Chair of a Committee of the Board shall receive an additional annual retainer of $15,000, and each director who shall serve on the Audit Committee of the Board, including the Chair or Co-Chair of such committee, shall receive an additional annual retainer of $10,000. Each retainer shall be payable in quarterly installments at the end of the quarter, except that directors who attend fewer than 75% of the Board and Committee meetings on which they serve will be paid 75% of the annual retainer, plus a reasonable allowance for transportation and other expenses incurred by such director in going to any meeting of the Board of Directors, or of any Committee of the Board, and returning to such director’s place of residence.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2005

UNION PACIFIC CORPORATION

By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President – Law and General Counsel